EXHIBIT 23.2

Consent of Independent Registered Chartered Accountants

We hereby consent to the use in the Prospectus on Form F-4 (Amendment No. 2) of our report dated January 23, 2009, except for Note 15 which is at August 14, 2009 relating to the consolidated financial statements and schedule of Genterra Inc. for the year ended September 30, 2008, which is contained in that Prospectus.

(Signed) BDO Dunwoody LLP

Independent Registered Chartered Accountants

Toronto, Ontario, Canada

December 1, 2009

Consent of Independent Registered Chartered Accountants

We hereby consent to the use in the Prospectus on Form F-4 (Amendment No. 2) of our report dated March 23, 2009, except for Note 12 which is at August 14, 2009 relating to the consolidated financial statements and schedule of Consolidated Mercantile Incorporated for the year ended December 31, 2008, which is contained in that Prospectus.

(Signed) BDO Dunwoody LLP

Independent Registered Chartered Accountants

Toronto, Ontario, Canada

December 1, 2009